Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 8, 2010

PGT, Inc.
1070 Technology Drive
North Venice, Florida 34275

Re:	PGT, Inc.
Registration Statement on Form S-1
(File No. 333-164028)

Ladies and Gentlemen:

We have acted as special counsel to PGT, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended (the “Registration Statement”), initially filed by the Company on December 24, 2009 with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to stockholders of the Company in connection with the issuance by the Company to its stockholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Rights Offering”).  The Registration Statement relates to the Rights and 20,382,326 shares (the “Rights Shares”) of Common Stock that may be issued and sold by the Company upon exercise of the Rights.  The Rights and the Rights Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended to the date hereof; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and as certified by the Secretary of State of the State of Delaware; (iii) the Amended and Restated By-Laws of the Company, as amended to the date hereof and as currently in effect and as certified by the Secretary of the Company; (iv) certain resolutions adopted by the board of directors of the Company relating to the registration of the Securities, the terms of the Rights Offering and related matters; (v) a specimen certificate representing the Common Stock; (vi) a specimen certificate representing the Rights; and (vii) a certificate issued by the Secretary of State of the State of Delaware, dated the date hereof, as to the existence and good standing of the Company in the State of Delaware.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed (i) the due authorization by all requisite action, corporate or other, (ii) the due execution and delivery of such documents, and (iii) the validity and binding effect thereof, in each case, by or on all parties thereto (other than the Company).  In rendering our opinions herein, we have assumed that the certificates evidencing the Rights Shares will be signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us representing the Common Stock.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware (and we do not express any opinion as to the effect of any other laws on the opinions expressed herein).

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act:

1.           The Rights have been duly authorized by the Company and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.           The Rights Shares have been duly authorized by the Company and, when issued and delivered against payment therefor upon due exercise of Rights as contemplated in the Prospectus, the Rights Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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